UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEEN GLOW MAKEUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2844

(Primary Standard Industrial Classification Code Number)

26-0693872

(I.R.S. Employer Identification Number)

297 Kingsbury Grade, Suite D, Post Office Box 4470, Lake Tahoe (Stateline)

Nevada, 89449-4470

(702) 508-4501

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

NEVADA CORPORATION SERVICES LTD.

297 Kingsbury Grade, Suite B, P.O. Box 6957, Lake Tahoe, Nevada 89449-6957

(775) 589-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,000,000	$0.03	$120,000	$4.71

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

TEEN GLOW MAKEUP, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of TEEN GLOW MAKEUP, INC. (“Teen Glow”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.03. Teen Glow will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is July      , 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about TEEN GLOW MAKEUP, INC.

TEEN GLOW MAKEUP, INC. (“Teen Glow, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on August 7, 2007 and established a fiscal year end of September 30. We are a development-stage company that intends to create the ideal line of teen makeup, at an affordable price, for girls ranging from 13 to 19 years old.

We will, initially, sell our cosmetics in gift bags using the internet, through our website and the Ebay. When finances allow, we intend to advertise in the Home Shopping Channel on TV. Then, when our products get more recognition by the public, we plan to sell them through retail stores all over America.

Our business office is located at 297 Kingsbury Grade, Suite D, Post Office Box 4470, Lake Tahoe (Stateline), Nevada, 89449, our telephone number is (702) 508-4501 and our fax number is (702) 442-0723. Our United States and registered statutory office is located at 297 Kingsbury Grade, Suite B, P.O. Box 6957, Lake Tahoe, Nevada 89449-6957, telephone number (775) 589-1000.

As of March 31, 2008, the end of the most recent fiscal quarter, Teen Glow had raised $8,500 through the sale of its common stock. There is $8,500 of cash on hand in the corporate bank account. The Company currently has liabilities of $5,525, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Teen Glow has 8,500,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Teen Glow will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.03.
Number of shares outstanding before the offering of common shares.	8,500,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares.	12,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.03.

Teen Glow may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Teen Glow’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Teen Glow will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $120,000. The Company intends to use the proceeds from this offering (i) to pay for business travel costs to China, estimated $10,000; (ii) to pay for logo design and package production costs, estimated at 35,000; (iii) to cover initial production costs, estimated at $18,000, (iv) to initiate the Company's sales and marketing campaign, estimated at $40,000; (v) quality control costs, $8,000 and (vi) administrative expenses estimated to cost $3,300. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by Teen Glow.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Teen Glow may at its discretion extend the offering for an additional 90 days.

Terms of the offering	Pamela Hutchinson, the Company’s president and Andrea Mizushima, a director, will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Teen Glow has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of March 31, 2008
Total Assets	$8,500
Total Liabilities	$5,525
Shareholder’s Equity	$2,975

Operating Data	August 7, 2007 (inception) through March 31, 2008
Revenue	$0.00
Net Loss	$5,525
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Teen Glow has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Teen Glow should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF TEEN GLOW MAKEUP, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated March 31, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Teen Glow, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “September 30, 2008 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) business travels costs to China, (ii) logo design and package production costs, (iii) initial production costs, (iv) sales and marketing campaign, (v) quality control costs, (vi) administrative expenses and (vii) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

  The arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of Teen Glow’s common stock. Teen Glow’s assets do not substantiate a share price of $0.03. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHAREHOLDERS’ EQUITY

The Company has 75,000,000 authorized shares, of which only 8,500,000 are currently issued and outstanding and only 12,500,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER AND A DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS

Pamela Hutchinson, the Company’s sole officer, who also serves as a director owns 100% of the outstanding shares and will own over 68% after this offering is completed. As a result, she may have control of the Company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

All decisions regarding the management of the Company’s day-to-day operations will be made exclusively by Ms. Hutchinson. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that Ms. Hutchinson will not abuse her discretion in executing the Company’s business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on August 7, 2007 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for teenager’s makeup; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

PAMELA HUTCHINSON, AS THE COMPANY’S SOLE OFFICER AND A DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, AND AS SUCH, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Ms. Hutchinson, our sole officer and a director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Hutchinson, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of Ms. Hutchinson, she is prepared to adjust her timetable to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of Pamela Hutchinson. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on Ms. Hutchinson.

IT MAY BE IMPOSSIBILE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the marketing of teenager’s makeup, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

Teen Glow is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on August 7, 2007 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the cosmetic industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific economic conditions in the makeup industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the Company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Risks Related to Investing in Our Business

BECAUSE WE HAVEN’T DEVELOPED OUR PRODUCTS YET, THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not developed our products, so we don’t know the exact cost of production and import. In the case of higher costs than expected we won’t be able to offer our products at a reasonable price and it would affect negatively our business resulting in the loss of your investment.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

There are a wide range of companies that offer similar products. If we are unable to distinguish our products and attract enough clients, it will affect negatively our business.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for its products in the Makeup industry. Competitors may enter this sector with superior products and/or a better marketing campaign. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth theuses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold		If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$30,000		$60,000	$90,000	$120,000
Less: OFFERING EXPENSES	=========		=========	=========	==========
Legal & Accounting	4,000		4,000	4,000	4,000
Printing	200		200	200	200
Transfer Agent	1,500		1,500	1,500	1,500
TOTAL	$5,700		$5,700	$5,700	$5,700

Less: GENERAL BUSINESS DEVELOPMENT
Business trips to China expenses:	$3,000		$5,000	$7,500	$15,000
TOTAL:	$3,000		$5,000	$7,500	$15,000

Less: LOGO DESIGN AND PACKAGES
Logo development:	$5,000		$8,000	$10,000	$10,000
Design packages and packages production:	$5,750		$15,500	$22,250	$30,000
TOTAL	$10,750		$23,500	$32,250	$40,000

Less: SALES & MARKETING
Online advertisement/Website/Hosting:	$8,000		$10,000	$10,000	$10,000
Trade shows:	-		$10,000	$10,000	$10,000
TV advertisement:	-	-	-	$15,000	$28,000
TOTAL	$8,000		$20,000	$35,000	$48,000

Less: QUALITY CONTROL Lab analysis:	$2,000	$4,000	$7,000	$8,000
TOTAL	$2,000	$4,000	$7,000	$8,000
Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone	$550	$1800	$2,550	$3,300
TOTAL	$550	$1,800	$2,550	$3,300
	=======	========	=======	========
TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Teen Glow and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by Pamela Hutchinson, the Company's sole officer and a director, for common equity since the Company’s inception on August 7, 2007. Ms. Hutchinson paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholders	$120,000
Net tangible book value per share after offering	$0.0098
Increase to present stockholders in net tangible book value per share after offering	$0.009
Capital contributions	$120,000
Number of shares outstanding before the offering	8,500,000
Number of shares after offering held by existing stockholders	8,500,000
Percentage of ownership after offering	68%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.021
Capital contributions	$120,000
Percentage of capital contributions	93.4%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	32%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.022
Capital contributions	$90,000
Percentage of capital contributions	91.4%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	26.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.024
Capital contributions	$60,000
Percentage of capital contributions	87.6%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	19%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.027
Capital contributions	$30,000
Percentage of capital contributions	77.9%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	10.5%

PLAN OF DISTRIBUTION

8,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for possible resale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Teen Glow will receive all proceeds from the sale of those shares. The price per share is fixed at $0.03 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parties.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Teen Glow has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Teen Glow will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 68%of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Teen Glow will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Stephen Jackson, Forstrom Jackson, suite 120- 625 Howe Street, Vancouver, BC Canada V6C 2T6, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On August 7, 2007, Ms. Pamela Hutchinson, president and a director, incorporated the Company in the State of Nevada and established a fiscal year end of September 30. The objective of this corporation is to enter into the cosmetic industry.

TEEN GLOW MAKEUP, INC. is a development-stage company that intends to create the ideal line of teen makeup, at an affordable price, for girls ranging from 13 to 19 years old.

Our business office is located at 297 Kingsbury Grade, Suite D, Post Office Box 4470, Lake Tahoe (Stateline) Nevada, 89449-4470; our telephone number is (702) 508-4501 and our fax number is (702) 442-0723. Our United States and registered statutory office is located at 297 Kingsbury Grade, Suite B, P.O. Box 6957, Lake Tahoe, Nevada 89449-6957, telephone number (775) 589-1000.

The Company has not yet implemented its business model and to date has generated no revenues.

Teen Glow has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

Kristin Bender, a freelance writer based in Oakland, California, estimates the cosmetic industry to be worth $35 billion. She also says that concerns about toxicity in cosmetics have some teens campaigning nationally to change the industry, showing that teenagers are also concerned about their health.

Their national campaign to promote safe cosmetics is applying idealism and energy to educate girls – and boys – about phthalates, which health advocates warn are carcinogenic.

Harvard University researchers found in 2002 and 2003 that the chemicals can decrease sperm counts in men. Experts with several environmental groups say phthalates disrupt hormone function and may contribute to rising cases of uterine problems in women, testicular cancer in men and infertility in both sexes.

Girls are starting to wear makeup at an early age. Some of the girls interviewed by Kristin said that they have started using makeup at age 12.

Our products will be produced phthalates-free, so it will be safe for our clients. The fact that young girls are wearing makeup and our products will be safe for their health, we believe that we will have a great acceptance and a big public for our cosmetics.

Source: http://wiretapmag.org/stories/21416/

Description of our Products

We intend to create the ideal line of teen makeup, manufactured in China, for girls ranging from 13 to 19 years old. We will sell our products in gift bags, including: lip stick, lip gloss, eye shadow, eye liner and foundation.

Our foundations will be very oil absorbent, have good coverage and still natural-looking, which will create the perfect canvas for the makeup colors. Our lip stick, lip gloss, eye shadow and eye liner will be offered in several different colors.

Cosmetics are mixtures of some surfactants, oils and other ingredients. They are required to be effective, long lasting, stable and safe for human use.

Cosmetics contain metallic and nonmetallic additives. In sunscreen, for example, titanium and zinc are used as sun blockers. The color of make-up is determined by the concentration and the ratio of black or red iron oxide, titanium dioxide and/or zinc oxide. Metal dyes are used in finger nail polish and also the use and concentration of heavy metals play an important role in cosmetics production.

Competitive Advantages

We are a company concerned about our clients’ health and well-being. Our products will be phthalates-free. We will sell our cosmetics in gift bags, that will allow us to keep them at a lower shipping cost per item. The gift bag (containing lip stick, lip gloss, eye liner, eye shadow and foundation) will be customized by the client.

Because our products will be produced in China, our production cost will be low and it will allow us to offer our cosmetics at a very competitive price.

Our products will be tested in laboratory to assure quality and safety. The X-ray fluorescence technique (“XRF”) allows a non destructive measurement and can be directly carried out on solid samples (powder in sample cup or pressed into pellets). Less time consuming preparation and manipulation means time and cost savings. Other advantages of XRF are also simplicity of use, short analysis time and simultaneous analysis leading to a high throughput.

Marketing

Our marketing strategy consists of three stages. During the first stage, we plan to sell our products by the internet, through our website and the Ebay. The second stage, when finances allow us, will be advertisement in the Home Shopping Channel on TV. Then, when our products are well-known, we plan to distribute them and sell in retail stores all over America.

We plan to attend trade shows throughout the U.S.A. and if finances allow, we plan to have an exposition booth in these shows in order to introduce our products.

We intend to focus on medium class girls from 13-19 years old, developing exclusive packs and logos, with unique shapes and color combinations that will be attractive for our clients.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the cosmetic industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Teen Glow has no permanent staff other than its sole officer and a director, Ms. Pamela Hutchinson, who is the President and Chairman of the Company. Ms. Hutchinson is employed elsewhere and has the flexibility to work on Teen Glow up to 10 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Pamela Hutchinson will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, as amended,  under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13(a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

MARCH 31, 2008

BALANCE SHEETS

STATEMENT S OF OPERATIONS

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

	March 31, 2008 (Unaudited)	September 30, 2007 (Audited)

ASSETS

CURRENT ASSETS
Cash	$ 8,500	$ -
Total current assets	8,500	-

Total assets	$ 8,500	$ -

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 4,000 1,525	$ 1,000 1,525
Total current liabilities	5,525	2,525
Total liabilities	5,525	2,525

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, $0.001 par value,
Authorized 75,000,000 shares of common stock,
Issued and outstanding 8,500,000 shares of common stock	8,500	8,500
Subscription receivable	-	(8,500)
Deficit accumulated during the development stage	(5,525)	(2,525)

Total stockholder’s equity (deficit)	2,975	(2,525)

Total liabilities and stockholder’s equity (deficit)	$ 8,500	$ -

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months Ended March 31, 2008	Six months Ended March 31, 2008	From inception (August 7, 2007) through March 31, 2008

REVENUE	$ -	$ -	$ -

EXPENSES
General and administrative	-	-	(1,525)
Professional fees	(3,000)	(3,000)	(4,000)

NET LOSS	$ (3,000)	$ (3,000)	$ (5,525)

BASIC LOSS PER SHARE	$ (0.00)	$ (0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,500,000	8,500,000

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM INCEPTION (AUGUST 7, 2007) TO MARCH 31, 2008

(Unaudited)

	Common Stock		Subscription	Deficit Accumulated During the Development	Total stockholders’
	Number of shares	Amount	Receivable	deficit	deficit

Balance August 7, 2007	-	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share August 13, 2007	8,500,000	8,500	-	-	8,500
Subscription receivable			(8,500)		(8,500)
Net loss				(2,525)	(2,525)
Balance, September 30, 2007	8,500,000	$ 8,500	$ (8,500)	$ (2,525)	$ (2,525)

Net loss				(3,000)	(3,000)
Subscription received			8,500		8,500
Balance, March 31, 2008	8,500,000	$ 8,500	$ -	$ (5,525)	$ 2,975

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended March 31, 2008	From inception (August 7, 2007) through March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,000)	$ (5,525)
Adjustment to reconcile net loss to net cash used in operating activities	-
Increase in accrued expenses	3,000	4,000

NET CASH USED IN OPERATING ACTIVITIES	-	(1,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder loan	-	1,525
Proceeds from sale of common stock	8,500	8,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,500	10,025

NET INCREASE IN CASH	8,500	8,500

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$ 8,500	$ 8,500

Supplemental cash flow information:

Cash paid for:

Interest	$ -	$ -

Income taxes	$ -	$ -

SUPPLEMENTAL SCHEDULE OF NON-CASH

FINANCING ACTIVITIES:

Subscription receivable	$ -	$ 8,500

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Teen Glow Makeup, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $5,525. The Company was incorporated on August 7, 2007 in the State of Nevada and established a fiscal year end of September 30. The Company is a development stage enterprise organized to create the ideal line of cosmetics for teenagers. The Company is currently in the development stage as defined in SFAS No. 7. All activities of the Company to date relate to its organization, initial funding and share issuances.

The financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2008 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (August 7, 2007) through March 31, 2008 of ($5,525).The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of March 31, 2008, the Company had issued 8,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $8,500.

The officers and directors have committed to advancing certain operating costs of the Company.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

income, of the amounts ofconsolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 160 could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107 and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of March 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On August 13, 2007, Pamela Hutchinson, the Company's sole officer and a Director, purchased 8,500,000 shares of the common stock in the Company at $0.001 per share for $8,500.

The Company had recorded a subscription receivable of $8,500 as of September 30, 2007, which payment was received on December 17, 2007.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of March 31, 2008, the Company received advances from a Director in the amount of $1,525 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDER’S DEFICIT

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Teen Glow Makeup, Inc.

Reno, Nevada

We have audited the accompanying balance sheet of Teen Glow Makeup, Inc. (A Development Stage Company) as of September 30, 2007, and the related statement of operations, stockholders’ deficit, and cash flows from inception (August 7, 2007) through September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teen Glow Makeup, Inc. (A Development Stage Company) as of September 30, 2007, and the results of its operations and cash flows from inception (August 7, 2007) through September 30, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, NV

April 21, 2008

2580 Anthem Village Drive, Henderson, NV 89052

Telephone (702) 588-5960 ? Facsimile (702) 588-5979

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

BALANCE SHEET

(Audited)

As of September 30, 2007

ASSETS

CURRENT ASSETS
Cash	$ -
Total current assets	-

Total assets	$ -

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 1,000 1,525
Total current liabilities	2,525
Total liabilities	2,525

STOCKHOLDER’S DEFICIT
Common stock, $0.001 par value,
Authorized 75,000,000 shares of common stock,
Issued and outstanding 8,500,000 shares of common stock	8,500
Subscription receivable	(8,500)
Deficit accumulated during the development stage	(2,525)

Total stockholder’s deficit	(2,525)

Total liabilities and stockholder’s deficit	$ -

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

STATEMENT OF OPERATIONS

(Audited)

From inception (August 7, 2007) through September 30, 2007

REVENUE	$ -

EXPENSES
General and administrative	1,525
Professional fees	1,000
Total expenses	2,525

NET LOSS	$ (2,525)

BASIC NET LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,555,556

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDER’S DEFICIT

FROM INCEPTION (AUGUST 7, 2007) TO SEPTEMBER 30, 2007

(Audited)

	Common Stock		Subscription	Deficit accumulated during the development	Total stockholders’
	Number of shares	Amount	receivable	stage	deficit

Balance, August 7, 2007	-	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share August 13, 2007	8,500,000	8,500	-	-	8,500
Subscription Receivable			(8,500)	-	(8,500)
Net loss				(2,525)	(2,525)

Balance, September 30, 2007	8,500,000	$ 8,500	$ (8,500)	$ (2,525)	$ (2,525)

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

(Audited)

From inception (August 7, 2007) through September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,525)
Changes in operating assets and liabilities:
Increase in accrued expenses	1,000

NET CASH USED IN OPERATING ACTIVITIES	(1,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder loan	1,525

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,525

NET INCREASE (DECREASE) IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ -

Supplemental cash flow information:

Cash paid for:

Interest	$ -

Income taxes	$ -

SUPPLEMENTAL SCHEDULE OF NON-CASH

FINANCING ACTIVITIES:

Subscription receivable	$ (8,500)

The accompanying notes are an integral part of these financial statements

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Teen Glow Makeup, Inc. (the “Company”) was incorporated on August 7, 2007 in the State of Nevada and established a fiscal year end of September 30. The Company is a development stage enterprise organized to create the ideal line of cosmetics for teenagers. The Company is currently in the development stage as defined in SFAS No. 7. All activities of the Company to date relate to its organization, initial funding and share issuances.

The financial information is audited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2007 and the results of operations, stockholders' deficit and cash flows presented herein have been included in the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholders' deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (August 7, 2007) through September 30, 2007 of ($2,525). The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of September 30, 2007, the Company had issued 8,500,000 Founder’s shares at $0.001 per share for net receivable funds to the Company of $8,500.

The officers and directors have committed to advancing certain operating costs of the Company.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107 and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 160 could have on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

NOTE 3 – STOCKHOLDER’S DEFICIT

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of September 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

On August 13, 2007, Pamela Hutchinson, the Company's sole officer and a Director, purchased 8,500,000 shares of the common stock in the Company at $0.001 per share for $8,500.

Consequently, The Company has recorded a subscription receivable of $8,500 as of September 30, 2007, which payment had not been received as of September 30, 2007. Consequently, the Company recorded a subscription receivable of $8,500 as of September 30, 2007. The Company received payment on December 17, 2007

NOTE 4 – RELATED PARTY TRANSACTIONS

As of September 30, 2007, the Company received advances from a Director in the amount of $1,525 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

As of September 30, 2007, the Company had a federal operating loss carry forward of $2,525, which begins to expire around 2027. The provision for income taxes consisted of the following components for the year ended September 30, 2007.

______2007 ____

Current:

Federal	$-
State	$-
______________
Deferred	:	$-

TEEN GLOW MAKEUP, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

NOTE 5 – INCOME TAXES (Continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2007

_____2007 ____

Deferred tax assets:

Net operating loss carry forward	$____2,525_____

Total deferred tax assets	884

Less: Valuation Allowance	_____(884)_____

Net Deferred Tax Assets	$-

The valuation allowance for deferred tax assets as of September 30, 2007 was $884. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary difference become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of September 30, 2007.

Reconciliation between the statutory rate and the effective tax rate is as follows at September 30, 2007:

_____2007 _____

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
_________

Effective tax rate	-%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital and start its sales. The first stage of our operations over this period would be to travel to China in order to find the proper factory for our products and packages. Our logo would also be developed during this stage. We expect to complete this step within 120 days of the effective date of this registration statement.

During the second stage, we intend to send our products to Lab Analysis to assure the quality and make any modifications if necessary. We expect to completely develop the products within 180 days of the effective date of this registration statement.

The third stage consists of the development of the company’s website with pictures of all our cosmetics. The website will allow the client to choose the color and type of cosmetic that will compose the gift bag. We expect to complete this stage within 240 days of the effective date of this registration statement.

The fourth stage is our Marketing and Sales campaign: intensive online marketing, attendance and exposition of Cosmetics Trade Shows. We expect to be fully operational within 360 days of the effective date of this registration statement.

Results of Operations

For the period from inception through March 31, 2008, we had no revenue. Expenses for the period totaled $5,525 resulting in a Net loss of $5,525.

Capital Resources and Liquidity

As of March 31, 2008, we had $8,500 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Ms. Hutchinson has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our directors serve until their respective successors are elected and qualified. Pamela Hutchinson has been elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. Andrea Mizushima has been appointed to the Board of Directors without a term. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists solely of Pamela Hutchinson, the Company’ sole officer and a director.

The names, addresses, ages and positions of our present sole officer and our directors are set forth below:

Name	Age	Position(s)
Pamela Hutchinson	49	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

Andrea Mizushima	37	Director

The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Pamela Hutchinson

For the past several years Pamela has been a single homemaker for her two children.

Prior to that, Pamela spent 5 years with Mary Kay Cosmetics as a Team Leader in the Vancouver area.

As team Leader Pamela directed the efforts of 6x sales personnel and taught proper application of makeup as well as sales technique.

Now that Pamela’s two children are on their own away at University, Pamela wishes to re-enter into the cosmetic world again.  But this time with her own Company!

Andrea Mizushima

Ms. Mizushima holds a graduate degree in Business Administration from Fundaqas Armando Alvares Penteado University and a Masters in Marketing from Escola Superior De Propagando & Marketing University. Over the past five years she has worked in a sales & marketing role for several companies, including two and a half years marketing in the cosmetics industry. From March 2008 to present, she has been the Marketing Coordinator for Sewha do Brasil Ltda., a Korean-based cosmetics company. From May 2006 to February 2008, she was a sales administrator for Banco Nossa Ciaxa the Sao Paulo government bank. From January 2005 to April 2006. Ms. Mizushima was marketing coordinator for Victus Comsultoria, a supplier of cell phone peripherals. From May 2002 to December 2004, Ms. Mizushima worked as a merchandizing manager for Avon Cosmeticos Ltda.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Ms. Hutchinson’s other business interests and her involvement in Teen Glow.

EXECUTIVE COMPENSATION

Teen Glow has made no provisions for paying cash or non-cash compensation to its sole officer or directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (August 7, 2007) through March 31, 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pamela Hutchinson President	2007	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

We did not pay any salaries in 2007 and 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS	STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Pamela Hutchinson	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Teen Glow has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Teen Glow may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (August 7, 2007) through March 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pamela Hutchinson(1)	0	0	0	0	0	0	0
Andrea Mizushima(2)	0	0	0	0	0	0	0

(1) Director since August 7, 2007.

(2) Appointed Director July 7, 2008.

At this time, Teen Glow has not entered into any employment agreements with its sole officer or directors. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer, directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Pamela Hutchinson, 1111 Edgemere Lane, Fort Erie, Ontario, Canada, L2A 1A9	8,500,000	100%	68%	74%	81%	89.5%
Common Stock	Andrea Mizushima 297 Kingsbury Grade, Ste D, P.O. Box 4470, Lake Tahoe (Stateline) Nevada, 89442	-0-	-0-	-0-	-0-	-0-	-0-
	All Officers and Directors as a Group (2 persons)	8,500,000	100%	68%	74%	81%	89.5%

[1]

The persons named above may be deemed to be “promoters” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Pamela Hutchinson and Andrea Mizusima are the only “promoters” of our company.

Pamela Hutchinson, our sole officer and a director, will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 7, 2007, we issued a total of 8,500,000 shares of common stock to Ms. Pamela Hutchinson, our sole officer and a director, for total cash consideration of $8,500. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$4,000
SEC Filing Fee	$5
Printing	$200
Transfer Agent	$1,500
TOTAL	$5,705

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Teen Glow is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 7, 2007

We have issued 8,500,000 common shares to Pamela Hutchinson, our sole officer and a director for total consideration of $8,500, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation(1)
3(ii)	By-laws(1)
5	Opinion re: legality(1)
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of TEEN GLOW MAKEUP, INC., dated August 7, 2007.

Exhibit 3(ii)

Bylaws of TEEN GLOW MAKEUP, INC. approved and adopted on August 13, 2007.

Exhibit 5

Opinion of Stephen Jackson, Forstrom Jackson, suite 120- 625 Howe Street, Vancouver, BC Canada V6C 2T6, dated June 3, 2008, regarding the legality of the securities being registered.

Exhibit 23

Consent of De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052, dated April 21, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of TEEN GLOW MAKEUP, INC. for the period ending March 31, 2008.

________________

(1) Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Pamela Hutchinson Pamela Hutchinson	President, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer	July 10, 2008
/s/ Andrea Mizushima Andrea Mizushima	Director	July 10, 2008